Exhibit 10.5

STANDSTILL AND REGISTRATION RIGHTS AGREEMENT

Dated as of July 23, 2003

Among

Cell Genesys, Inc.,

Novartis AG

and

Genetic Therapy, Inc.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS

1.1 Certain Definitions *

ARTICLE 2 STANDSTILL AND RELATED COVENANTS

2.1 Standstill Provisions *

2.2 Significant Event *

ARTICLE 3 RESTRICTIONS ON TRANSFER OF SECURITIES; COMPLIANCE WITH SECURITIES LAWS

3.1 Restrictions on Transfer. *

3.2 Restrictive Legends *

3.3 Procedures for Certain Transfers *

3.4 Covenant Regarding Exchange Act Filings *

ARTICLE 4 REGISTRATION RIGHTS

4.1 Demand Registration *

4.2 Registration Procedures, Rights and Obligations *

4.3 Expenses *

4.4 Indemnification *

4.5 Information by the Holders *

4.6 Assignment of Registration Rights *

4.7 Termination *

4.8 Market Stand-Off Agreement *

ARTICLE 5 MISCELLANEOUS

5.1 Notices *

5.2 Governing Law *

5.3 Consent to Jurisdiction *

5.4 Language *

5.5 Entire Agreement *

5.6 Amendment *

5.7 Waiver *

5.8 Successors and Assigns *

5.9 Severability *

5.10 Headings *

5.11 Counterparts *

5.12 No Third Party Beneficiaries *

5.13 Specific Performance *

SCHEDULES

Schedule 4.3(a) Fees and Expenses

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions.   As used in this Agreement:

(a) "Affiliate" means, with respect to any Person, any other Person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such Person. For purposes of this Agreement, neither Novartis nor any of its Affiliates shall be deemed an Affiliate of the Company, and neither the Company nor any of its Affiliates shall be deemed an Affiliate of Novartis.

(b) "Assignment and License Agreement" means the Patent Assignment and License Agreement between Novartis, GTI and the Company dated as of the date hereof, relating to the assignment and transfer to the Company of certain patents, patent applications, technology and know-how owned by Novartis and GTI.

(c) "Beneficial ownership" or "beneficial owner" has the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

(d) "Business Day" means any day that is not a Saturday, a Sunday or other day on which the NASDAQ Stock Market (or, if different, the principal exchange on which the Shares are traded) is not open for trading.

(e) "Company Securities" means all shares of capital stock of the Company, and all direct or indirect options, warrants, convertible securities or other rights to acquire any shares of capital stock of the Company or securities or instruments exchangeable or exercisable for, or convertible into, shares of capital stock of the Company.

(f) "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(g) "Demand Registration Statement" shall have the meaning set forth in Section 4.1(a) hereof.

(h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(i) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j) "Group" or "group" shall have the meaning provided in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

(k) "Holder" or "Holders" means Novartis, GTI or a Permitted Holder.

(l) "Novartis Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Novartis.

(m) "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(n) "Permitted Holder" means any Person to whom Novartis or GTI has (i) assigned any of its rights under this Agreement in accordance with Section 5.8 of this Agreement (subject to Section 4.6 of this Agreement), or (ii) Transferred any of its Shares in accordance with Article 3 of this Agreement (subject to Section 4.6 of this Agreement).

(o) "Product Development and Option Agreement" means the Product Development and Option Agreement between Novartis and the Company, relating to the development of certain oncolytic virus therapies products, dated as of the date hereof.

(p) "Option Agreements" means the Product Development and Option Agreement, the Development License and Commercialization Agreement, to be entered into as of a future date in accordance with the terms of the Product Development and Option Agreement, and the Manufacturing and Supply Agreement, to be entered into as of a future date in accordance with the terms of the Product Development and Option Agreement.

(q) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(r) "Registrable Securities" means (i) the Shares and (ii) any shares of capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares. Notwithstanding the foregoing, Registrable Securities shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Article 4 hereof are not assigned in accordance with this Agreement or any Registrable Securities sold to a Person who receives such securities free of all transfer restrictions under applicable federal and state securities laws, whether sold pursuant to Rule 144 promulgated under the Securities Act, in a registered public offering, or otherwise.

(s) "Representative" means, as to any Person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants).

(t) "Rights Plan" means the Amended and Restated Preferred Shares Rights Agreement, dated as of July 26, 2000, between the Company and Fleet National Bank, as amended.

(u) "Rule 144" means Rule 144 promulgated under the Securities Act.

(v) "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(w) "Securities Act" means the Securities Act of 1933, as amended.

(x) "Significant Event" means, with respect to the Company, (i) the announcement or commencement by any Person or Group of a tender or exchange offer to acquire Voting Securities which, if successful, would result in such Person or Group owning, when combined with any other Voting Securities owned by such Person or Group, 25% or more of the then outstanding Voting Securities of the Company; (ii) the resolution by the Board of Directors of the Company to cause the Company to execute a definitive agreement to effect a merger, business combination or other extraordinary change of control transaction involving the Company, that would result in the Voting Securities of the Company outstanding as of immediately prior to such transaction ceasing to represent at least 50% of the combined voting power of the surviving entity immediately following such transaction; (iii) the consummation of any transaction that constitutes a Triggering Event or a Section 13 Event (each as defined in the Rights Plan) under the Rights Plan of the Company in effect at the time of the consummation of such transaction; (iv) the removal and the replacement at any annual or special meeting of stockholders of a majority of the current directors of the Company; or (v) the sale or transfer of all or substantially all of the assets of the Company. References to "Person" or "Group" within the definition of Significant Event excludes, in each instance, Novartis and any of its Affiliates.

(y) "Transaction Agreements" means, collectively, the Option Agreements and the Assignment and License Agreement.

(z) "Voting Securities" means the Company Securities entitled, in the ordinary course, to vote in the election of directors of the Company generally. Voting Securities shall not include stockholder rights or other comparable securities having Voting Power only upon the happening of a trigger event or comparable contingency and which can only be transferred together with the Voting Securities to which they attach or the right to vote for a class director only. References herein to meetings of holders of Voting Securities shall include meetings of any class or type thereof.

ARTICLE 2
STANDSTILL AND RELATED COVENANTS

2.1 Standstill Provisions.   During the period commencing on the date hereof and ending at 11:59 p.m. (California time) on the second anniversary of the date hereof, Novartis shall not, without the prior written consent of the Company, directly or indirectly, alone or in concert with any other Affiliate, Group or Person:

(a) other than the Shares (and any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares), acquire, offer or propose to acquire or agree to acquire, directly or indirectly, whether through market purchases, tender or exchange offer, acquisition of control (including by way of merger or consolidation) or otherwise, record or beneficial ownership of, or the right to vote, any Company Securities, except for the purchase of Company Securities solely in the ordinary course of business effected by Novartis' passive investment trusts;

(b) propose or seek to effect a merger, consolidation, recapitalization, reorganization, restructuring, sale, lease, exchange or other disposition of all or substantially all of the assets of or other business combination involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of the Company's or such subsidiary's business or assets or any other type of transaction that would result in a change in control of the Company;

(c) except as may be specifically contemplated by the Transaction Agreements, seek to exercise any control or influence over the management of the Company or its Board of Directors or any of the businesses, operations or policies of the Company;

(d) solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined under the Exchange Act) in opposition to the recommendation or proposal of the Board of Directors of the Company;

(e) form, join in or in any other way (including by deposit of any Company Securities) participate in a Group with unaffiliated Persons, or in a partnership, syndicate or voting trust, with respect to any of the Company Securities, or enter into any agreement or arrangement or otherwise act in concert with any other unaffiliated Person, for the purpose of acquiring, holding, voting or disposing of any of the Company Securities;

(f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

(g) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Article 2.

2.2 Significant Event

.  The Standstill restrictions set forth in Section 2.1 above shall not apply in the event of, and with respect to, a Significant Event, but shall remain in effect at all times prior to, and after the withdrawal, abandonment or termination of, a Significant Event. Notwithstanding anything to the contrary contained herein, if Novartis announces or commences any transaction that is permitted by this Section 2.2 and the Significant Event is withdrawn, abandoned or terminated, Novartis shall nevertheless be permitted to pursue its transaction.

ARTICLE 3
RESTRICTIONS ON TRANSFER OF
SECURITIES; COMPLIANCE WITH SECURITIES LAWS

3.1 Restrictions on Transfer.

(a) Novartis agrees that, prior to the first anniversary of the date hereof, it shall not, and shall not cause or permit any Affiliate of Novartis to, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, the Shares (including any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares) (each, a "Transfer") except that Novartis or GTI may Transfer the Shares:

(i) to the Company, or any Person or Group approved in writing in advance by the Board of Directors of the Company;

(ii) to any Affiliate of Novartis, so long as such Affiliate agrees in writing to hold such Shares subject to all the provisions of this Agreement;

(iii) pursuant to a public offering of the Shares registered under the Securities Act; and

(iv) pursuant to any tender offer, exchange offer, merger or business combination which is recommended by the Board of Directors of the Company.

(b) After the first anniversary of the date hereof, there shall be no restrictions on the Transfer of the Shares other than those required by law.

3.2 Restrictive Legends.

  Each of Novartis and GTI agree that the certificate or certificates representing (i) the Shares, and (ii) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares (collectively, the "Restricted Securities") shall be stamped or otherwise imprinted with the following legends:

(a) "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SHARES UNDER SAID ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT."

(b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFERABILITY RESTRICTIONS) SET FORTH IN THAT CERTAIN STANDSTILL AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE ISSUER, NOVARTIS AND GTI, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER AT THE ISSUER'S PRINCIPAL EXECUTIVE OFFICES."

(c) Each certificate evidencing the Shares shall bear the legend set forth in Section 3.2(a) hereof, except that such certificate shall not bear such legend if: (i) the Shares are Transferred by a Holder pursuant to Rule 144 (as permitted hereunder) and, prior to such Transfer, such Holder has delivered or caused to be delivered to the Company or counsel for the Company (w) a customary Rule 144 seller's representation letter, (x) a customary Rule 144 broker's representation letter, (y) a copy of the certificate evidencing the Shares to be Transferred, and (z) a copy of Form 144, if required (collectively, the "Transfer Documents"), and such Holder has delivered or caused to be delivered the original certificate evidencing the Shares to be Transferred to the Company's transfer agent; or (ii) the Shares have been Transferred pursuant to a Demand Registration Statement. Upon receipt of the Transfer Documents, the Company shall use best efforts to promptly, but in any event not later than five (5) Business Days from the later of (A) the date the Company receives the Transfer Documents and (B) the date of Transfer of the Shares, instruct and cause its transfer agent to remove the legend specified in Section 3.2(a) hereof in connection with any Transfer of the Shares in compliance with clause (i). With respect to a Transfer of the Shares in compliance with clause (ii) above, the Company shall instruct and cause its transfer agent (by delivery of a customary blanket legend removal instruction letter) to remove the legend specified in Section 3.2(a) hereof in connection with such Transfer of such Shares promptly after the Demand Registration Statement is declared effective by the SEC. Notwithstanding anything herein to the contrary, after the second anniversary of the date hereof, in the event Holder delivers to the Company a customary Rule 144(k) representation letter with respect to such Holder and the Shares, promptly following its receipt, the Company shall instruct and cause its transfer agent to remove the legend specified in Section 3.2(a) hereof as permitted by Rule 144(k).

(d) With respect to the legend set forth in Section 3.2(b) hereof, after the first anniversary of the date hereof, upon the request of any Holder, the Company shall promptly instruct and cause its transfer agent to (i) remove such legend and (ii) issue new certificates to such Holder.

(e) In addition to and not in limitation of the foregoing, the respective obligations and restrictions of the Company and each of Novartis and GTI set forth in this Section 3.2 shall survive the Transfer of the Shares pursuant to any private sale of the Shares not registered under the Securities Act. The provisions of this Section 3.2 shall be binding upon and inure to the benefit of any transferee (and its respective successors and permitted assigns) who receives the Shares via a private sale of the Shares not registered under the Securities Act.

3.3 Procedures for Certain Transfers.

At any time prior to the second anniversary of the date hereof, immediately prior to any proposed private sale (or series of related sales) of more than 50% of the Registrable Securities, Novartis or GTI, as applicable, shall give oral notice to the Company of its intention to effect such sale.

3.4 Covenant Regarding Exchange Act Filings.

  With a view to making available to Novartis and its Affiliates the benefits of Rule 144 promulgated under the Securities Act, and any other rules or regulations of the SEC which may at any time permit Novartis or its Affiliates to sell any Restricted Securities without registration, until the date of termination of this Agreement, the Company agrees to use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed under the Exchange Act.

ARTICLE 4
REGISTRATION RIGHTS

4.1 Demand Registration.

(a) Subject to Section 4.2(a), if, at any time after the date which is eleven (11) months from the date hereof, the Company shall receive from a Holder or Holders beneficially owning in the aggregate more than 50% of the Registrable Securities a written request (a "Demand Request") that the Company register under the Securities Act the Registrable Securities, then the Company shall use its commercially reasonable efforts to cause all Registrable Securities specified in such Demand Request to be registered as soon as reasonably practicable so as to permit the offering and sale thereof and, in connection therewith, shall, as expeditiously as possible, but in any event not later than thirty (30) days (excluding any days which occur during the period of a permitted Suspension Condition under Section 4.2 below) after receipt of a Demand Request, prepare and file with the SEC, a registration statement, which may, at the option of such Holder(s), be a shelf registration statement on Form S-3 (if such Form S-3 is available for use by the Company to effect the registration and distribution of the Registrable Securities) pursuant to Rule 415(a)(1)(i) under the Securities Act (a "Demand Registration Statement") and use its commercially reasonable efforts to cause such Demand Registration Statement to be declared effective; provided, however, that such Demand Request shall: (i) specify the number of Registrable Securities intended to be offered and sold by the Holder(s) pursuant thereto; (ii) express the present intention of the Holder(s) to offer or cause the offering of such Registrable Securities pursuant to such Demand Registration Statement; (iii) describe the nature or method of distribution of such Registrable Securities pursuant to such Demand Registration Statement, including by means of an underwritten offering; and (iv) contain the undertaking of the Holder(s) to provide all such information and materials and take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and to obtain any desired acceleration of the effective date of such Demand Registration Statement.

(b) Notwithstanding anything herein to the contrary, if a Form S-3 is available for use by the Company to effect the registration and distribution of the Registrable Securities, the Demand Registration Statement shall be on Form S-3, and no Holder shall make a Demand Request that the Company register any Registrable Securities on Form S-1 or other form of registration under the Securities Act.

(c) The procedures to be followed by the Company and the Holders, and the respective rights and obligations of the Company and the Holders, with respect to the preparation, filing and effectiveness of the Demand Registration Statement and the distribution of Registrable Securities pursuant to the Demand Registration Statement under this Section 4.1 are set forth in Section 4.2 hereof.

4.2 Registration Procedures, Rights and Obligations.

  The procedures to be followed by the Company and the Holders, and the respective rights and obligations of the Company and the Holders, with respect to the preparation, filing and effectiveness of the Demand Registration Statement and the distribution of Registrable Securities pursuant thereto, are as follows:

(a) The Holders shall be entitled to make one Demand Request hereunder which shall result in actual registration of the Registrable Securities; provided, however, that no such Demand Request may be made (i) prior to the date which is eleven (11) months from the date hereof, or (ii) that requests to register less than fifty percent (50%) of the Registrable Securities (as adjusted for any stock splits, stock dividend, stock combination or other reclassification).

(b) In the event of a Demand Request that: (i) does not result in the corresponding Demand Registration Statement being declared effective by the SEC; (ii) does not result in the corresponding Demand Registration Statement remaining effective for the applicable period set forth in Section 4.2(c); (iii) is withdrawn by the Holder(s) following the imposition of a stop order, injunction or other order or requirement of the SEC with respect to the corresponding Demand Registration Statement; or (iv) is withdrawn by the Holder(s) as a result of the exercise by the Company of its suspension rights pursuant to Sections 4.2(e) or (f) hereof; the Demand Request shall not be counted against the one (1) Demand Request to which the Holders are entitled. Any Demand Request that is withdrawn by the Holder(s) for any reason other than as set forth in the previous sentence shall count for purposes of determining the Demand Request to which such Holder(s) is entitled.

(c) The Company shall use its commercially reasonable efforts to cause the Demand Registration Statement to be declared effective promptly and to keep such Demand Registration Statement continuously effective until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) twelve (12) months after the effective date of such Demand Registration Statement; and (iii) the termination of the registration rights of the Holders pursuant to Section 4.7 hereof. The Company shall prepare and file with the SEC such amendments and supplements to the Demand Registration Statement and prospectus used in connection therewith as may be necessary to make and to keep such Demand Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant thereto until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) twelve (12) months after the effective date of such Demand Registration Statement; and (iii) the termination of the Holders' registration rights pursuant to Section 4.7 hereof. The Company shall, to the extent practicable, at least five (5) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, furnish to the Holder(s) and its counsel copies of all such documents proposed to be filed and the Holder(s) shall have the opportunity to comment on any information pertaining solely to it and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by the Holder(s) with respect to such information prior to filing the Demand Registration Statement or amendment or supplement thereto.

(d) The Holder(s) shall not be entitled to offer or sell any securities pursuant to a Demand Registration Statement unless and until the Company has made all required filings with the SEC with respect to the distribution of the Registrable Securities, such filings have become effective, and the Company has notified the Holder(s) of the foregoing and that no Suspension Condition then exists.

(e) Notwithstanding any other provision of this Agreement, in the event that the Company receives the Demand Request, at a time when the Company (i) shall have filed, or has a bona fide intention to file, a registration statement with respect to a proposed public offering of equity or equity-linked securities or (ii) has commenced, or has a bona fide intention to commence, a public offering of equity or equity-linked securities pursuant to an existing effective shelf or other registration statement, then the Company shall be entitled to defer the filing of any Demand Registration Statement in accordance with Section 4.2(g) hereof.

(f) Notwithstanding any other provision of this Agreement, in the event that the Company's Board of Directors determines that: (x) (i) non- public material information regarding the Company exists, the immediate disclosure of which would be significantly disadvantageous to the Company; (ii) the prospectus constituting a part of any Demand Registration Statement covering the distribution of any Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) an offering of Registrable Securities would materially and adversely affect or interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving the Company (each of the events or conditions referred to in clauses (i), (ii) and (iii) of this sentence is hereinafter referred to as a "Suspension Condition") and (y) the Company furnishes to the Holder(s) a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that the Company's Board of Directors has determined that a Suspension Condition exists and providing an approximation of the anticipated delay (and Holder(s) acknowledge(s) that any such information shall be deemed to be Confidential Information of the Company), then the Company shall have the right to suspend the filing or effectiveness of the Demand Registration Statement or to suspend any distribution of Registrable Securities pursuant thereto for so long as such Suspension Condition exists. The Company will as promptly as practicable provide written notice to the Holder(s) when a Suspension Condition arises and when it ceases to exist. Upon receipt of notice from the Company of the existence of any Suspension Condition, the Holder(s) shall forthwith discontinue efforts to: (i) file or cause the Demand Registration Statement to be declared effective by the SEC (in the event that such Demand Registration Statement has not been filed, or has been filed but not declared effective, at the time the Holder(s) receive(s) notice that a Suspension Condition has arisen); or (ii) offer or sell Registrable Securities (in the event that such Demand Registration Statement has been declared effective at the time the Holder(s) receive(s) notice that a Suspension Condition has arisen). In the event that the Holder(s) had previously commenced or was about to commence the distribution of Registrable Securities pursuant to a prospectus under an effective Demand Registration Statement then the Company shall, as promptly as practicable after the Suspension Condition ceases to exist, make available to the Holder(s) an amendment or supplement to such prospectus. If so directed by the Company, the Holder(s) shall deliver to the Company all copies, other than permanent file copies then in the Holders' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(g) Notwithstanding any other provision of this Agreement, the Company shall not be permitted to postpone (i) the filing or effectiveness of the Demand Registration Statement or (ii) the distribution of the Registrable Securities pursuant to the effective Demand Registration Statement pursuant to Sections 4.2(e) or (f) hereof, for an aggregate period of more than sixty (60) days in any three hundred and sixty-five day (365) day period; provided, however, that no single such postponement period shall last for more than thirty (30) consecutive days.

(h) The Company shall promptly notify the Holder(s) of any stop order, injunction or other order or requirement of the SEC issued or, to the Company's knowledge, threatened to be issued by the SEC with respect to any Demand Registration Statement and will use its commercially reasonable efforts to prevent the entry of such stop order, injunction or other order or requirement of the SEC or to remove it if entered at the earliest possible date.

(i) The Company shall furnish to the Holder(s) such number of copies of any prospectus, including any preliminary prospectus and any amended or supplemented prospectus (including in each case all exhibits, but subject to any applicable confidential treatment thereof), in conformity with the requirements of the Securities Act, as the Holder(s) shall reasonably request in order to effect the offering and sale of any Registrable Securities to be offered and sold. The Company shall use its commercially reasonable efforts to provide to the Holder(s) or any underwriter participating in any disposition pursuant to the Demand Registration Statement (and any attorney, accountant or other agent retained by such Representative or any such underwriter for the purpose of effecting the Demand Registration Statement) relevant financial and other corporate records of the Company reasonably necessary for the Holder(s) to effect the registration of the Registrable Securities pursuant to the Demand Registration Statement.

(j) The Company shall use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Demand Registration Statement under the state securities or "blue sky" laws of such jurisdictions as the Holder(s) shall reasonably request, to maintain any such registration or qualification in effect for so long as such Demand Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable the Holder(s) to consummate the disposition in such jurisdiction of the Registrable Securities owned by the Holder(s) until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) twelve (12) months after the effective date of such Demand Registration Statement; and (iii) the termination of the registration rights of the Holder(s) pursuant to Section 4.7 hereof; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

(k) The Company shall use its commercially reasonable efforts to furnish, at the Holders' request, if the method of distribution is by means of an underwritten offering, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Demand Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion (in customary form for a transaction of such nature and size), dated such date, of the independent legal counsel representing the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder(s); and (2) letters dated such date and the date the offering is priced, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder(s) and, if such accountants refuse to deliver such letters to such Holder(s), then to the Company stating that they are independent certified public accountants within the meaning of the Securities Act and covering such financial matters as would be customary in such a transaction.

(l) The Company shall use its commercially reasonable efforts to enter into customary agreements (including if the method of distribution is by means of an underwritten offering, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities as contemplated herein.

(m) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by the Demand Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded.

(n) The Company shall use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Demand Registration Statement.

(o) The Company shall, in connection with any underwritten offering of the Registrable Securities, use its commercially reasonable efforts to make appropriate officers of the Company available to the Holder(s) for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with the resale of securities in an offering of a similar size to such offering of the Registrable Securities.

(p) The Company shall use its commercially reasonable efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holder(s) or the underwriters.

(q) In the event a Holder has notified the Company that the method of distribution pursuant to the Demand Request is by means of an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be approved by the Holder(s), which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder(s), (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Holder(s), and (iii) that the Holder(s) shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements (x) that are customary for a transaction of such nature, (y) regarding the Holder(s), the Registrable Securities and the Holders' intended method of distribution, and (z) any other representations required by law. Subject to the foregoing, the Holder(s) shall enter into an underwriting agreement in customary form with the underwriter or underwriters. If the Holder(s) disapprove(s) of the terms of the underwriting, the Holder(s) may elect to withdraw all its Registrable Securities by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration.

(r) The Company shall not hereafter enter into any agreement with respect to its securities, which conflicts with the rights granted to the Holders in this Agreement.

4.3 Expenses.

(a) All documented fees and expenses incurred in connection with the Demand Registration Statement, including without limitation all registration, filing and qualification fees, printers' and accounting fees (including the expenses of and special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, all fees and expenses of complying with state securities or "blue sky" laws, and the fees and disbursements of counsel for the Company, shall be paid in accordance with Schedule 4.3(a) attached hereto.

(b) The Holders shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for its account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Holders.

4.4 Indemnification.

(a) In the case of any offering registered pursuant to this Article 4, to the extent permitted by law, the Company will indemnify and agree to hold harmless each Holder, its respective directors, officers, employees and agents, each Person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such Persons may become subject, under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the Holders in connection with any offering or sale of securities covered by this Agreement), insofar as such losses, claims, damages or liabilities arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Article 4, the prospectus contained therein (during the period that the Company is required to keep such prospectus current), or any amendment or supplement thereto, or the omission or alleged omission to state therein, if so used, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company in writing by the Holders specifically for use therein or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such Person at or prior to the confirmation of such sale to such Person.

(b) The Holders hereby agree, if Registrable Securities held by such Holders are included in the securities as to which such registration is being effected, and each underwriter shall agree, in substantially the same manner and to substantially the same extent as set forth in the preceding paragraph, to the extent permitted by law, to indemnify and to hold harmless the Company its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such Persons may be subject under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Registrable Securities were registered under the Securities Act pursuant to this Article 4, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to the Company in writing by such Holders expressly for use therein or (b) any violation or alleged violation by such Holders of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

(c) Each party entitled to indemnification under this Section 4.4 (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at its own expense, provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.4 unless such failure is materially prejudicial to the Indemnifying Party's ability to defend such claim. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act or the Exchange Act in any case in which either (i) any Person exercising rights under this Agreement, or any controlling Person of any such Person, makes a claim for indemnification pursuant to this Section 4.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.4 provides for indemnification in such case, or (ii) contribution under the Securities Act or the Exchange Act may be required on the part of any such selling Person or any such controlling Person in circumstances for which indemnification is provided under this Section 4.4; then, and in each such case, the Company and such Person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Person is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Persons are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Person will be required to contribute any amount in excess of the foregoing public offering price of all such Registrable Securities offered and sold by such Person pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(e) The agreements contained in this Section 4.4 shall survive the transfer of the Registered Securities by the Holders and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holders or such director, officer or participating or controlling Person.

4.5 Information by the Holders.

  The Holders shall furnish to the Company such information regarding it in the distribution of Registrable Securities proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 4.

4.6 Assignment of Registration Rights.

  The registration rights set forth in this Agreement are not transferable or assignable by Novartis or GTI to any transferee or assignee of Registrable Securities from Novartis or GTI, other than an Affiliate of Novartis that agrees in writing to be bound by and subject to the terms and conditions of this Agreement or a Novartis Subsidiary pursuant to Section 5.8 hereof; provided that GTI or any Novartis Subsidiary may transfer or assign its registration rights set forth in this Agreement to Novartis.

4.7 Termination.

The provisions of this Article 4 (other than Sections 4.3 and 4.4) shall terminate upon the earlier to occur of: (i) such time as the Holders are capable of selling all of their Registrable Securities under Rule 144(k) of the Securities Act, and (ii) such time as Novartis, GTI or their respective permitted assignees no longer hold any Registrable Securities.

4.8 Market Stand-Off Agreement.

In addition to any other provision set forth in this Agreement, prior to the second anniversary of the date hereof, in connection with the public underwritten offering by the Company of any Company Securities, each Holder agrees that, in the event Novartis beneficially owns greater than 5% of the then outstanding Company Securities, upon the request of the underwriters managing any such public underwritten offering of the Company Securities, such Holder shall agree in writing (the "Public Offering Lock-Up") that it will not effect any disposition of any Registrable Securities (other than those included in such registration statement, if any), without the prior written consent of such underwriters for such period of time (not to exceed ninety (90) days from the closing of such public underwritten offering) as may be requested by such underwriters; provided, however, that any such Holder shall not be bound by such Public Offering Lock-Up more than once during the period commencing on the date hereof and ending on the second anniversary of the date hereof.

ARTICLE 5
MISCELLANEOUS

5.1 Notices.

  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by fax or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Novartis, to it at:

Novartis AG
Lichtstrasse 35
4056 Basel
Switzerland
Attention: General Counsel
Facsimile: +41 61 324 80 01

(b) if to GTI, to it at:

Genetic Therapy, Inc.
c/o Novartis Finance Corporation
608 Fifth Avenue
New York, NY 10020
Attention: General Counsel
Facsimile: (212) 957-8367

(c) if to the Company, to it at:

Cell Genesys, Inc.

500 Forbes Boulevard

South San Francisco, CA 94080

Attention: Stephen A. Sherwin, M.D.

Chairman and Chief Executive Officer

Facsimile: (650) 266-3010

5.2 Governing Law.

  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

5.3 Consent to Jurisdiction.

The parties hereto irrevocably consent to the exclusive jurisdiction and venue of any federal court within the County of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agree that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waive and covenant not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

5.4 Language.

This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement, and any dispute resolution with respect to this Agreement (including all evidence relevant to such dispute resolution), shall be in the English language.

5.5 Entire Agreement.

  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior negotiations, representations, agreements and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof.

5.6 Amendment.

This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, the Company, Novartis and GTI or (b) by a waiver in accordance with Section 5.7.

5.7 Waiver.

  No provision of this Agreement may be waived except as set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

5.8 Successors and Assigns.

  Novartis or GTI may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company; provided that no such approval shall be required in the event Novartis or GTI assigns this Agreement or any of its rights hereunder to a Novartis Subsidiary or GTI or any Novartis Subsidiary assigns this Agreement or any of its rights hereunder to Novartis; provided further that no such approval shall be required in the event either Novartis or GTI assigns this Agreement or any of its rights hereunder to an Affiliate of Novartis who agrees to execute a counterpart hereof and expressly agrees to be bound by all obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.9 Severability.

  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.10 Headings.

Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

5.11 Counterparts.

  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

5.12 No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person (other than as contemplated by Sections 3.2 and 4.4 hereof), any legal or equitable right, benefit or remedy of any nature whatsoever.

5.13 Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

CELL GENESYS, INC.

By: ____________________

Name:

Title:

NOVARTIS AG

By: ____________________

Name:

Title:

By: ____________________

Name:

Title:

GENETIC THERAPY, INC.

By: ____________________

Name:

Title:

Schedule 4.3(a)

Fees and Expenses

Novartis shall be responsible for, and shall pay, any and all documented fees and expenses related to a Demand Request, as specified in Section 4.3 of the Agreement.